SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                FORM S-3/A
                        AMENDMENT NO. 1 TO FORM S-3

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                            ROYALE ENERGY, INC.
          (Exact name of registrant as specified in its charter)


          CALIFORNIA                      1311               33-0224120
(State or other jurisdiction of     (Primary Standard     (I.R.S. Employer
 incorporation or organization         Industrial         Identification
                                     Classification       No.)
                                      Code Number)


                   7676 HAZARD CENTER DRIVE, SUITE 1500
                            SAN DIEGO, CA 92108
                 (Address of principal executive offices)
                Issuer's telephone number:     619-881-2800


                             Stephen M. Hosmer
                            Royale Energy, Inc.
                   7676 Hazard Center Drive, Suite 1500
                            San Diego, CA 92108
                               619-881-2800
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)

                                 Copy to:
                                Lee Polson
                       Sheinfeld, Maley & Kay, P.C.
                      301 Congress Avenue, Suite 1400
                            Austin, Texas 78701
                               512-474-8881
                            (FAX) 512-474-2337

Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box. [   ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for
the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box. [   ]


CALCULATION OF REGISTRATION FEE


    TITLE OF       PROPOSED        PROPOSED         MAXIMUM           AMOUNT OF
  SECURITIES TO    AMOUNT TO       MAXIMUM         AGGREGATE      REGISTRATION FEE
  BE REGISTERED  BE REGISTERED  OFFERING PRICE  OFFERING PRICE
                                  PER SHARE       PER SHARE(1)

Common Stock,     1,515,491        $ 11.30      $17,125,048.30        $ 4,281.26
par value $.01
per share

(1) Estimated solely for purposes of calculating the amount of the registration fee pursuant to the provisions of Rule 457(c), based on the average of the high and low price per share on May 8, 2001.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

ITEM 8    INFORMATION INCORPORATED BY REFERENCE

We are adding Our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001 to the list of documents incorporated by reference. The list below is the entire and complete list.


* Our Annual Report on Form 10-KSB for the year ended December 31, 2000.

* Our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001.


You may request free copies of these filings by writing or telephoning us at the following address:

Royale Energy, Inc.
7676 Hazard Centre Drive
Suite 1500
San Diego, CA 92108
619-881-2800
E-mail:  WWW.ROYL.COM

We file annual, quarterly and period reports, proxy statements and other information with the Securities and Exchange Commission using the SEC's EDGAR system. You can find our SEC filings on the SEC's web site, WWW.SEC.GOV. You may read and copy any materials that we file with the SEC at its Public Reference Room at 450 5th Street, N.W., Washington, D.C. 20549. Our common stock is listed on the Nasdaq National Market System, under the symbol "ROYL," and all reports, proxy statements and other information that we file with Nasdaq may be inspected at its offices at 1735 K Street N.W., Washington, D.C. 20006.

We furnish our shareholders with an annual report, which contains audited financial statements, and such other reports as we, from time to time, deem appropriate or as may be required by law. We use the calendar year as our fiscal year.

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Royale Energy, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California, on May 22, 2001.

                         ROYALE ENERGY, INC.

                         /S/ Donald H. Hosmer
                         Donald H.  Hosmer, President and Chief Executive
                         Officer


                             POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of Royale Energy, Inc. (the "Company"), a California corporation, for himself and not for one another, does hereby constitute and appoint Donald H. Hosmer and Stephen M. Hosmer, and each of them, a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his name to any and all amendments, including post-effective amendments, to this Registration Statement, and to sign a Registration Statement pursuant to Section 462(b) of the Securities Act of 1933, and to cause the same (together with all Exhibits thereto) to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.


*____________________________
Harry E. Hosmer, Chairman of the Board

*____________________________
Donald H. Hosmer, Chief Executive Officer,
President, Secretary, and Director

*____________________________
Stephen M. Hosmer, Chief Financial Officer and Director (Chief Accounting Officer)

*____________________________
Oscar A. Hildebrandt, Director

*____________________________
Gilbert C.L. Kemp, Director

*____________________________
Rodney Nahama, Director

*____________________________
George M. Watters, Director


/s/ Donald H. Hosmer_________           Date: May 22, 2001__
Donald H. Hosmer,
Power of Attorney